Exhibit 99(g)

Bank of America

2008 Special Meeting Admission Ticket

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DESIGNATION (IF ANY)
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2008 Special Meeting of Stockholders
XXXXXXXXXXXXXXXXXXXX (local time)
Palmetto Ballroom of the International Trade Center
200 North College St.
Charlotte, N.C.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Management Proposals — The Board of Directors recommends a vote **FOR** the following proposals:

	For	Against	Abstain
1. A proposal to approve the issuance of shares of Bank of America common stock as contemplated by the Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. and Bank of America Corporation, as such agreement may be amended from time to time.	☐	☐	☐
2. A proposal to approve an amendment to the 2003 Key Associate Stock Plan, as amended and restated.	☐	☐	☐
3. A proposal to adopt an amendment to the Bank of America amended and restated certificate of incorporation to increase the number of authorized shares of Bank of America common stock from 7.5 billion to 10 billion.	☐	☐	☐
4. A proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.	☐	☐	☐

B Non-Voting Items

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign as name(s) appears hereon. Give full title if you are signing for a corporation, partnership or other entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Attention Internet Users! You can now access your stockholder information on the following secure Internet site: http://www.computershare.com/bac 2008 Special Meeting of Stockholders Step 1: Register (1st time users only) Click on “Not a member, register now” in the blue Member Login box and follow the instructions. Admission Ticket Step 2: Log In (Returning users) Enter your User ID and Password and click the Login button. Time: Friday, November 21, 2008 Step 3: View your account details and perform multiple transactions, such as: 10:00 am (local time) • View account balances • Change your address Place: Palmetto Ballroom of the • View transaction history • View electronic shareholder communications International Trade Center • View payment history • Buy or sell shares 200 North College St. • View stock quotes Charlotte, N.C. If you are not an Internet user and wish to contact Bank of America, you may use one of the Admission: Valid admission ticket and picture following methods: identification required. Call: 1.800.642.9855 Write: Bank of America c/o Computershare P.O. Box 43078 Providence, RI 02940-3078 Proxy — Bank of America Corporation Proxy/Voting Instructions This Proxy is Solicited on Behalf of the Board of Directors Special Meeting of Stockholders to be held on November 21, 2008 You, the undersigned stockholder, appoint each of Eric Telljohann and Mark J. Hogan, your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of Common Stock or 7% Cumulative Redeemable Preferred Stock, Series B, of Bank of America Corporation that you would be entitled to vote at the Special Meeting of Stockholders to be held in the Palmetto Ballroom of the International Trade Center at 200 North College St., Charlotte, N.C. on November 21, 2008. The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors. Bank of America associates. If you are a participant in The Bank of America 401(k) Plan, The Bank of America 401(k) Plan for Legacy Companies or the Countrywide Financial Corporation 401(k) Savings and Investment Plan and your account has investments in shares of Common Stock, you must provide voting instructions to the plan trustees (either via proxy card or by Internet or telephone) in order for your shares to be voted as you instruct. If no voting instructions are received, your shares will not be voted. Your voting instructions will be held in strict confidence. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Proxies submitted by the Internet or telephone must be received before the Meeting on November 21, 2008. Voting control details are located on the shaded bar on the reverse side. Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Vote by Internet Vote by telephone • Log on to the Internet and go to • Call toll free 1.800.652.VOTE (8683) within the United States, Canada & www.investorvote.com/bac Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you • Follow the steps outlined on the secured website. for the call. • Follow the instructions provided by the recorded message.